
<ARTICLE>                     UT
<LEGEND>
This schedule contains summary information extracted from SEC Form 10-K and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000788784
<NAME> PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
<MULTIPLIER> 1000000


<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                                              DEC-31-1999
<PERIOD-END>                                                   DEC-31-1999
<BOOK-VALUE>                                                      PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                                            6,962
<OTHER-PROPERTY-AND-INVEST>                                          4,743
<TOTAL-CURRENT-ASSETS>                                               2,043
<TOTAL-DEFERRED-CHARGES>                                             5,267
<OTHER-ASSETS>                                                           0
<TOTAL-ASSETS>                                                      19,015
<COMMON>                                                             3,007  <F1>
<CAPITAL-SURPLUS-PAID-IN>                                                0
<RETAINED-EARNINGS>                                                  1,193
<TOTAL-COMMON-STOCKHOLDERS-EQ>                                       3,996  <F2>
<PREFERRED-MANDATORY>                                                1,113
<PREFERRED>                                                             95
<LONG-TERM-DEBT-NET>                                                 4,575
<SHORT-TERM-NOTES>                                                       0
<LONG-TERM-NOTES-PAYABLE>                                                0
<COMMERCIAL-PAPER-OBLIGATIONS>                                       1,972
<LONG-TERM-DEBT-CURRENT-PORT>                                        1,073
<PREFERRED-STOCK-CURRENT>                                                0
<CAPITAL-LEASE-OBLIGATIONS>                                             52
<LEASES-CURRENT>                                                         2
<OTHER-ITEMS-CAPITAL-AND-LIAB>                                       6,137
<TOT-CAPITALIZATION-AND-LIAB>                                       19,015
<GROSS-OPERATING-REVENUE>                                            6,497
<INCOME-TAX-EXPENSE>                                                   563  <F3>
<OTHER-OPERATING-EXPENSES>                                           4,660
<TOTAL-OPERATING-EXPENSES>                                           5,223
<OPERATING-INCOME-LOSS>                                              1,274
<OTHER-INCOME-NET>                                                      33
<INCOME-BEFORE-INTEREST-EXPEN>                                       1,307
<TOTAL-INTEREST-EXPENSE>                                               584  <F4>
<NET-INCOME>                                                          (81)  <F5>
<PREFERRED-STOCK-DIVIDENDS>                                             94
<EARNINGS-AVAILABLE-FOR-COMM>                                         (81)
<COMMON-STOCK-DIVIDENDS>                                               474
<TOTAL-INTEREST-ON-BONDS>                                              439
<CASH-FLOW-OPERATIONS>                                               1,232
<EPS-BASIC>                                                       (0.37)
<EPS-DILUTED>                                                       (0.37)

<F1> Includes Treasury Stock of ($597).
<F2> Includes Foreign Currency Translation Adjustment of ($201).
<F3>Federal and State Income Taxes are included in this line for FDS purposes.
<F4>Total interest expense includes Preferred Securities Dividends Requirements.
<F5>Net Loss includes an extraordinary charge of $804 million, net of tax of
$345 million. The extraordinary charge impacted EPS (basic and diluted) by $(3.66).

